Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-83963, No. 333-86028, No. 333-38466, No. 333-51834, No. 333-107976, No. 333-142039), and Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No. 33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249, No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No. 33-55631, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59985, No. 33-59987, No. 333-12887, No. 333-34285, No. 333-57563, No. 333-62159, No. 333-74627, No. 333-81433, No. 333-81435, No. 333-81437, No. 333-90951, No. 333-95421, No. 333-38746, No. 333-42888, No. 333-43306, No. 333-46436, No. 333-52050, No. 333-53584, No. 333-57152, No. 333-62960, No. 333-66238, No. 333-66240, No. 333-69380, No. 333-71900, No. 333-96543, No. 333-96549, No. 333-96555, No. 333-98807, No. 333-106205, No. 333-106206, No. 333-115762, No. 333-126594, No. 333-136560, No. 333-142038 and No. 333-151311) of LSI Corporation of our report dated February 26, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 26, 2010